UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2019

Golub Capital BDC 3, Inc.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    666 Fifth Avenue, 18th Floor, New York, NY 10103

(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement

On February 4, 2019, Golub Capital BDC 3, Inc. (the “Company”) entered into a revolving credit and security agreement (the “SB Revolver”) with Signature Bank (“SB”), as administrative agent and a lender, which allows the Company to borrow up to $175.0 million at any one time outstanding, subject to leverage and borrowing base restrictions, with a stated maturity date of February 4, 2021.

The SB Revolver bears interest at a rate at the Company’s election of either the one-, two- or three-month London Interbank Offered Rate plus 1.50% per annum or the prime rate minus 1.40%, as calculated under the SB Revolver. The revolving period under the SB Revolver commenced on February 4, 2019 and will continue through February 4, 2021. The SB Revolver is secured by the unfunded commitments of stockholders of the Company, collateral accounts and the proceeds of the foregoing.  In addition to the stated interest rate on the SB Revolver, the Company is required to pay a non-usage fee at a rate of 0.15% per annum on the unused portion of the SB Revolver. The Company also paid a facility fee equal to 0.20% of the maximum commitment under the SB Revolver in connection with the closing thereof, and will pay an additional facility fee on February 4, 2020 equal to 0.20% of the maximum commitment then in effect under the SB Revolver.

The Company has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowings under the SB Revolver are subject to the 200% asset coverage requirement under the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the SB Revolver and is qualified in its entirety by reference to a copy of the SB Revolver, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

In connection with entry into the SB Revolver, all outstanding borrowings under the revolving credit facility, as amended from time to time (the “SMBC Revolver”), previously entered into between the Company and Sumitomo Mitsui Banking Corporation, as administrative agent, sole lead arranger and sole manager, were repaid on February 4, 2019, following which the SMBC Revolver was terminated. Obligations under the SMBC Revolver would have otherwise matured on March 16, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Revolving Credit and Security Agreement, dated as of February 4, 2019, by and between Golub Capital BDC 3, Inc., as borrower, and Signature Bank, as administrative agent and a lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC 3, Inc.

Date: February 7, 2019	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer